Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his or her capacity as an officer of NanoFlex Power Corporation, formerly Universal Technology Systems Corp. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his/her knowledge:

(1)    The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 14, 2015

/s/ Dean L. Ledger
Dean L. Ledger
Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer and accounting officer)

/s/ Robert J. Fasnacht
Robert J. Fasnacht
Executive Vice President
(principal executive officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.